UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_____________
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 2, 2020
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KENNEDY-WILSON HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-33824	26-0508760
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

151 S El Camino Drive Beverly Hills, California 90212
(Address of principal executive offices)(Zip Code)

(310) 887-6400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

(See definition of “large accelerated filer," "accelerated filer," "smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act). (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

Emerging growth company	☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).   ☐  Yes    ☒  No
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.0001 par value	KW	NYSE
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 8.01    Other Events

On October 2, 2020, Kennedy-Wilson Holdings, Inc. (the “Company”) completed the sale of Kennedy-Wilson Properties, Ltd. (“KWP”), a wholly-owned subsidiary of the Company operating in the third-party real estate services industry, including, property management, commercial brokerage (leasing and sale), facilities management and lease administration, to an entity controlled by certain members of KWP management (the “Purchaser”). As part of the transaction and in exchange for an annual fee, the Company will provide certain services to KWP, including the use of certain office space and information technology related services, in addition to a license to use its trademark in connection with the operation of its business for a period of two years, with a two-year extension option exercisable by the Purchaser subject to certain conditions being met. The Company also provided financing to the Purchaser in connection with its purchase of KWP as well as a three-year line of credit. As of the closing date, the Purchaser will employ the approximately 110 employees and 25 independent contractors employed by KWP. For the eight months ended August 31, 2020, KWP generated approximately $7.6 million of consolidated revenue (recorded in the investment management and property services line on the Company’s income statement) and $8.1 million of consolidated expenses.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

By:	/s/ JUSTIN ENBODY
Justin Enbody
Chief Financial Officer

Date: October 6, 2020